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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

The Board of Directors
Lowestfare.com LLC and
      Global Travel Marketing Services, Inc.:

We consent to the use of our report dated February 19, 1999, except for the eleventh paragraph of Note 1, which is as of March 10, 1999, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                        KPMG LLP

Las Vegas, Nevada
April 23, 1999